Exhibit 99.1

CHARLES & COLVARD REPORTS SECOND QUARTER 2016

FINANCIAL RESULTS

- Revenue and Margins Expanding -

- Continued Investment in Sales & Marketing to Drive Future Growth -
- Conference Call to Be Held Today at 4:30 PM EDT -

MORRISVILLE, NC – August 3, 2016 – Charles & Colvard, Ltd. (NASDAQ: CTHR), the original and leading worldwide source of created moissanite jewels, reports financial results for the second quarter ended June 30, 2016. Continuing operations for the quarter and prior year do not include the results of Charles & Colvard Direct, LLC (dba Lulu Avenue®), which are now being reported as a discontinued operation following the sale of certain assets on March 4, 2016 to Yanbal USA, Inc.

Suzanne Miglucci, President and CEO of Charles & Colvard, said, “We continue to make excellent progress in advancing our purpose to be a leader in providing unique, environmentally responsible jewelry products to consumers. We are executing on the core elements of our strategy, which include expanding availability of our first colorless moissanite gem, Forever One™, moving up market to capture high-end jewelry sales, expanding our jewelry line through our own e-commerce site and third-party marketplaces, and growing traditional channel partnerships with wholesalers and retailers.”

“These strategic imperatives are beginning to translate into our financial performance,” Ms. Miglucci continued. “In the second quarter of 2016, our revenue was driven by strong sales of Forever One™, which doubled from the first quarter of 2016, and expanded wholesale and international sales. We improved our gross margin percentage, as we moved beyond prior quarters of discounted sales of older jewelry styles and loose jewels. This translated into an improvement in our bottom line, even while we made significant investments in sales and marketing related to our exciting new go-to-market initiatives.”

“As we prepare for the holiday season and the rollout of our progressive e-commerce site later this year, we have begun shifting the focus of our direct-to-consumer website, Moissanite.com, which led to slightly lower sales in the second quarter of 2016, compared to the year-ago quarter, in which we ran deep discount promotions to move inventory. Our balance sheet is in good shape, with a solid cash position and stable inventory levels, as we continue shifting to higher value, finished products for our direct-to-consumer marketing push. Overall, at the halfway mark in the year, we are pleased with the traction and positive response to our go-to-market strategy, curated product line and multi-channel distribution. We look forward to providing updates as we continue to execute and provide value for our customers and shareholders,” Ms. Miglucci concluded.

Financial Highlights for the Second Quarter 2016:

•	Second quarter 2016 net sales from continuing operations were $6.5 million compared with $6.2 million in the year-ago second quarter, an increase of 6%.
•	Loose jewel net sales from continuing operations were $5.0 million for the quarter, compared with $3.8 million for the year-ago second quarter, an increase of 32%.
•	Finished jewelry net sales from continuing operations were $1.6 million for the quarter, compared with $2.4 million in the year-ago second quarter, a 35% decrease.
•	The Company’s wholesale business net sales increased 9% to $5.4 million, or 82% of net sales for the quarter compared with $4.9 million, or 80% of net sales in the year-ago second quarter.
•	The Company’s direct-to-consumer e-commerce business, Moissanite.com, net sales decreased 8% to $1.2 million, or 18% of net sales from the year-ago second quarter when it had net sales of $1.3 million, or 20% of net sales.
•	Operating expenses from continuing operations were $3.5 million for the second quarter of 2016, compared with $3.0 million in the year-ago second quarter.
•	Net loss for the second quarter of 2016 was $988,000, or $0.05 per share, compared with a net loss of $4.0 million, or $0.20 per share, in the year-ago second quarter.

Financial Highlights for the First Six Months of 2016:

•	Net sales from continuing operations were $17.9 million for the first six months of 2016 compared with $13.2 million in the year-ago six-month period, an increase of 36%.
•	Loose jewel net sales from continuing operations were $14.6 million for the six months ended June 30, 2016, compared with $7.6 million for the year-ago period, an increase of 92%.
•	Finished jewelry net sales from continuing operations were $3.3 million for the six months ended June 30, 2016, compared with $5.6 million in the year-ago period, a 41% decrease.
•	The Company’s wholesale business net sales increased 42% to $15.4 million, or 86% of net sales for the six months ended June 30, 2016, compared with $10.8 million, or 82% of net sales in the year-ago period.
•	The Company’s direct-to-consumer e-commerce business, Moissanite.com, net sales increased by 5% to $2.5 million, or 14% of net sales, from the year-ago period when it had $2.4 million, or 18% of net sales.
•	Operating expenses from continuing operations were $6.5 million for the first six months of 2016, compared with $6.2 million for the year-ago period.
•	Net loss for the six months ended June 30, 2016 was $2.3 million, or $0.11 per share, compared with a net loss of $5.7 million, or $0.28 per share, in the year-ago period.

Financial Position

Cash and liquid investments totaled $11.1 million at June 30, 2016, an increase of $5.8 million from approximately $5.3 million at December 31, 2015. The Company had no debt outstanding as of June 30, 2016. Total inventory was $26.1 million compared with $32.3 million at December 31, 2015.

Investor Conference Call

Shareholders and other interested parties may participate in the upcoming investor conference call by dialing 844-875-6912 (domestic) or 412-317-6708 (international/local) and asking to be connected to the “Charles & Colvard, Ltd. Conference Call” a few minutes before 4:30 p.m. EDT on Wednesday, August 3, 2016. A replay of this conference call will be available until August 10, 2016 at 877-344-7529 (domestic) or 412-317-0088 (international). The replay conference ID is 10090267. The call will also be available live and for replay in the Investor Relations section of the Company’s website at http://www.charlesandcolvard.com/investor-relations/events.

About Charles & Colvard, Ltd.

Charles & Colvard, Ltd., based in the Research Triangle Park area of North Carolina, is the world’s only source of Forever Classic™, Forever Brilliant®, and Forever One™ moissanite gemstones, which surpass the fire and brilliance of diamonds. Moissanite is unique, available in three color grades (colorless, near-colorless, and faint color), and created from silicon carbide (SiC) crystals for fine jewelry. Charles & Colvard Created Moissanite® is sold with a Certificate of Authenticity and Limited Lifetime Warranty to wholesale distributors, manufacturers, retailers, TV shopping networks, and designers as loose stones or set in a wide variety of quality metal setting options. Charles & Colvard, Ltd. also sells direct to consumers through its wholly owned operating subsidiary, Moissanite.com, LLC. Charles & Colvard, Ltd.’s common stock is listed on the NASDAQ Global Select Market under the symbol “CTHR.” For more information, please visit www.charlesandcolvard.com.

Forward-Looking Statement

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements expressing expectations regarding our future and projections relating to products, sales, revenues, and earnings are typical of such statements and are made under the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements about our plans, objectives, representations, and contentions and are not historical facts and typically are identified by use of terms such as “may,” “will,” “should,” “could,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “continue,” and similar words, although some forward-looking statements are expressed differently.

All forward-looking statements are subject to the risks and uncertainties inherent in predicting the future. You should be aware that although the forward-looking statements included herein represent management’s current judgment and expectations, our actual results may differ materially from those projected, stated, or implied in these forward-looking statements as a result of many factors including, but not limited to, our dependence on consumer awareness, acceptance, and growth of sales of our products resulting from our strategic initiatives; dependence on a limited number of customers; the impact of the execution of our business plans on our liquidity; our ability to fulfill orders on a timely basis; the financial condition of our major customers and their willingness and ability to market our products; dependence on our exclusive supply agreement with Cree, Inc. for the sole supply of the raw material; intense competition in the worldwide jewelry industry; our ability to maintain compliance with the continued listing requirements of The Nasdaq Stock Market LLC; our current wholesale customers’ potential perception of us as a competitor in the finished jewelry business; quality control challenges from time to time that can result in lost revenue and harm to our brands and reputation; general economic and market conditions; risks of conducting business in foreign countries; the risk of disruption of our operations by natural disasters; the pricing of precious metals, which is beyond our control; the potential impact of seasonality on our business; our ability to protect our intellectual property; the risk of a failure of our information technology infrastructure to protect confidential information and prevent security breaches; the impact of significant changes in e-commerce opportunities, technology, or models; the failure to evaluate and integrate strategic opportunities; possible adverse effects of governmental regulation and oversight; and the impact of anti-takeover provisions included in our charter documents, in addition to the other risks and uncertainties described in our filings with the Securities and Exchange Commission, or the SEC, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2015 and subsequent reports filed with the SEC. Forward-looking statements speak only as of the date they are made. We undertake no obligation to update or revise such statements to reflect new circumstances or unanticipated events as they occur except as required by the federal securities laws, and you are urged to review and consider disclosures that we make in the reports that we file with the SEC that discuss other factors relevant to our business.

Contacts:

Kyle Macemore

Chief Financial Officer

919-468-0399

kmacemore@charlesandcolvard.com

Investor Relations:

Taglich Brothers, Inc.

Christopher Schreiber

212-661-6886

-Financial Tables Follow-

CHARLES & COLVARD, LTD.

CONDENSED CONSOLIDATED BALANCE SHEETS

(unaudited)

	June 30, 2016	December 31, 2015
ASSETS
Current assets:
Cash and cash equivalents	$11,111,309	$5,274,305
Accounts receivable, net	2,228,545	3,852,651
Inventory, net	10,121,500	10,739,798
Prepaid expenses and other assets	922,035	701,105
Assets related to discontinued operations	750	83,000
Total current assets	24,384,139	20,650,859
Long-term assets:
Inventory, net	15,961,283	21,588,622
Property and equipment, net	1,317,659	1,615,683
Intangible assets, net	5,564	71,086
Other assets	165,016	214,588
Total long-term assets	17,449,522	23,489,979
TOTAL ASSETS	$41,833,661	$44,140,838

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$3,062,700	$3,323,148
Accrued cooperative advertising	-	58,000
Accrued expenses and other liabilities	770,258	891,187
Liabilities related to discontinued operations	183,000	349,000
Total current liabilities	4,015,958	4,621,335
Long-term liabilities:
Accrued expenses and other liabilities	655,867	710,223
Accrued income taxes	427,246	420,503
Total long-term liabilities	1,083,113	1,130,726
Total liabilities	5,099,071	5,752,061
Commitments and contingencies
Shareholders’ equity:
Common stock, no par value; 50,000,000 shares authorized; 21,507,235 and 21,111,585 shares issued and outstanding at June 30, 2016 and December 31, 2015, respectively	54,243,816	54,240,247
Additional paid-in capital	13,918,550	13,280,920
Accumulated deficit	(31,427,776)	(29,132,390)
Total shareholders’ equity	36,734,590	38,388,777
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$41,833,661	$44,140,838

CHARLES & COLVARD, LTD.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Net sales	$6,527,004	$6,183,535	$17,920,275	$13,199,621
Costs and expenses:
Cost of goods sold	3,894,094	6,092,858	13,057,982	10,521,481
Sales and marketing	1,803,010	1,787,930	3,331,595	3,145,874
General and administrative	1,693,123	1,191,879	3,135,818	3,057,242
Research and development	980	7,043	2,848	9,104
Total costs and expenses	7,391,207	9,079,710	19,528,243	16,733,701
Loss from operations	(864,203)	(2,896,175)	(1,607,968)	(3,534,080)
Other income (expense):
Interest income	-	-	-	11
Interest expense	(5)	(767)	(1,512)	(784)
Loss on abandonment of property and equipment	(115,548)	-	(115,548)	-
Gain on sale of long-term assets	-	-	-	125
Total other expense, net	(115,553)	(767)	(117,060)	(648)
Loss before income taxes from continuing operations	(979,756)	(2,896,942)	(1,725,028)	(3,534,728)
Income tax net expense from continuing operations	(3,500)	(3,243)	(6,743)	(6,336)
Net loss from continuing operations	(983,256)	(2,900,185)	(1,731,771)	(3,541,064)

Discontinued operations:
Loss from discontinued operations	(4,708)	(1,147,351)	(579,078)	(2,185,923)
Gain on sale of assets from discontinued operations	-	-	15,463	-

Net loss from discontinued operations	(4,708)	(1,147,351)	(563,615)	(2,185,923)
Net loss	$(987,964)	$(4,047,536)	$(2,295,386)	$(5,726,987)

Net loss per common share:
Basic – continuing operations	$(0.05)	$(0.14)	$(0.08)	$(0.17)
Basic – discontinued operations	(0.00)	(0.06)	(0.03)	(0.11)
Basic – total	$(0.05)	$(0.20)	$(0.11)	$(0.28)

Diluted – continuing operations	$(0.05)	$(0.14)	$(0.08)	$(0.17)
Diluted – discontinued operations	(0.00)	(0.06)	(0.03)	(0.11)
Diluted – total	$(0.05)	$(0.20)	$(0.11)	$(0.28)

Weighted average number of shares used in computing net loss per common share:
Basic	20,966,256	20,326,577	20,848,337	20,217,646
Diluted	20,966,256	20,326,577	20,848,337	20,217,646

CHARLES & COLVARD, LTD.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited)

	Six Months Ended June 30,
	2016	2015
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(1,731,771)	$(3,541,064)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	330,147	387,543
Stock-based compensation	594,728	676,664
Provision for uncollectible accounts	(59,558)	19,000
Provision for sales returns	(295,000)	(581,000)
Provision for inventory reserves	55,000	615,000
Loss on abandonment of property and equipment	115,548	-
Gain on sale of long-term assets	-	(125)
Changes in operating assets and liabilities:
Accounts receivable	1,978,664	1,609,967
Inventory	6,190,637	3,794,495
Prepaid expenses and other assets, net	(171,358)	(266,933)
Accounts payable	(260,448)	(77,039)
Accrued cooperative advertising	(58,000)	(184,000)
Accrued income taxes	6,743	6,336
Other accrued liabilities	(175,285)	713,860
Net cash provided by operating activities of continuing operations	6,520,047	3,172,704
Net cash used in operating activities of discontinued operations	(935,326)	(1,897,817)
Net cash provided by operating activities	5,584,721	1,274,887

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(118,433)	(145,733)
Patent, license rights, and trademark costs	(255)	(45,742)
Proceeds from sale of long-term assets	-	175
Net cash used in investing activities of continuing operations	(118,688)	(191,300)
Net cash provided by (used in) investing activities of discontinued operations	368,671	(9,452)
Net cash provided by (used in) investing activities	249,983	(200,752)

CASH FLOWS FROM FINANCING ACTIVITIES:
Stock option exercises	2,300	172,766
Net cash provided by financing activities of continuing operations	2,300	172,766

NET INCREASE IN CASH AND CASH EQUIVALENTS	5,837,004	1,246,901
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	5,274,305	4,007,341
CASH AND CASH EQUIVALENTS, END OF PERIOD	$11,111,309	$5,254,242

Supplemental disclosure of cash flow information:
Cash paid during the period for interest	$1,512	$784
Cash paid during the period for income taxes	$-	$-